Exhibit 99.1
Element Solutions Inc Increases 2020 Financial Guidance

•Persisting strength in high-end electronics and industrial end-markets
•Full year 2020 adjusted EBITDA expected to be approximately $415 million; increasing fourth quarter 2020 adjusted EBITDA expectation to approximately $118 million from between $90 million and $95 million
•Expect free cash flow to grow year-over-year to greater than $240 million
•Expect 2020 year end net debt to adjusted EBITDA ratio of approximately 3.0x
•Expect mid-to-high single digit growth in adjusted EPS for the full year 2020

Miami, Fla., December 9, 2020 -- Element Solutions Inc (NYSE:ESI) (“ESI” or the “Company”), a global and diversified specialty chemicals company, today provided an update to its 2020 financial guidance.

Executive Commentary

Chief Executive Officer Benjamin Gliklich said, “Our electronics and automotive-oriented businesses continue to perform exceptionally well. This quarter, the resilient macro environment, demand from new product launches in the mobile markets, and overall strong execution have translated to healthy results through November. We are raising our Q4 2020 adjusted EBITDA guidance to approximately $118 million from between $90 million and $95 million. This translates to expected adjusted EBITDA for the full year 2020 of approximately $415 million and year-over-year growth in full year adjusted earnings per share and free cash flow. The resilience in our businesses, our ability to protect margins, and capital allocation to improve earnings conversion are working to compound per share value even in this challenging year.”

Mr. Gliklich continued, “Two key factors are driving this year’s results. First is our highly-variable cost model, which has long been one of the hallmarks of our business. Our team has proven its ability to operate the model deftly. We have been able to manage cost effectively to preserve margin and sustain robust cash flows. Second and more notably, strong, secular growth dynamics are driving many of our end-markets, offsetting, if not benefitting from, COVID-19’s impact this year. Our business provides enabling technology and service to next generation communications infrastructure, mobile devices and electric vehicles. This should continue to be the case for years to come.”

About Element Solutions
Element Solutions Inc is a leading global specialty chemicals company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, the innovative solutions of the Company's businesses enable customers' manufacturing processes in several key industries, including electronic circuitry, semiconductor, communications infrastructure, automotive systems, industrial surface finishing, consumer packaging and offshore energy.
More information about the Company is available at www.elementsolutionsinc.com.

Non-GAAP Financial Measures

This press release includes the following financial measures, which are not calculated in accordance with GAAP: adjusted EBITDA, adjusted earnings per share (EPS), free cash flow and net debt to adjusted EBITDA ratio. These measures are defined as follows:

Adjusted EBITDA: Adjusted EBITDA is defined as EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business or are considered to be associated with its capital structure. Management believes adjusted EBITDA provides investors with a more complete understanding of the long-term profitability trends of ESI's business and facilitate comparisons of its profitability to prior and future periods

Adjusted Earnings Per Share (EPS): Adjusted EPS is defined as net income (loss) from continuing operations attributable to common stockholders adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions. Further, the Company adjusts its effective tax rate. The full-year 2019 adjusted EPS is based on the Company's new capital structure which assumed that the sale of Agricultural Solutions, the Company's former segment sold on January 31, 2019 (the "Arysta Sale"), had closed and its new credit agreement had been in place on January 1, 2019, which the Company believes is more reflective of the current capital structure of the Company.

Free cash flow: Free cash flow is defined as net cash flows from operating activities less net capital expenditures. Net capital expenditures include capital expenditures less proceeds from the disposal of property, plant and equipment. Management believes that free cash flow, which measures the Company’s ability to generate cash from its business operations, is an important financial measure for use in evaluating the Company's financial performance. However, free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of the Company’s liquidity. The full year 2019 free cash flow adjusts for one-time cash operating expenses related to the Arysta Sale and for the payment of a portion of the contingent consideration related to the acquisition of MacDermid, Incorporated, and assumes that the Company's new capital structure was in place on January 1, 2019.

Net Debt to Adjusted EBITDA Ratio: Net debt to adjusted EBITDA ratio is defined as total debt (current installments of long-term debt, revolving credit facilities and long-term debt), excluding unamortized discounts and debt issuance costs, less cash divided by adjusted EBITDA.

The Company does not provide a quantitative reconciliation of these forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructurings, refinancings, divestitures, impairments, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Forward-Looking Statements

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "assume," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "aim," "can have," "likely," "potential" "target," "hope," "goal," "priority," "guidance" or "confident" and variations of such words and similar expressions and include, but are not limited to, statements, beliefs, projections and expectations regarding full year and fourth quarter 2020 adjusted EBITDA guidance; free cash flow 2020 outlook; expected year-over-year free cash flow growth in 2020; expected adjusted EPS growth for the full year 2020; resilience in the Company’s businesses; the Company’s ability to protect margins; capital allocation; and continuing trends in the future. These projections and statements are based on management's estimates, assumptions or expectations with respect to financial performance and future events, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Such projections and statements are based on the assessment of information available to management as of the current date, and management does not undertake any obligations to provide any further updates. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the duration and spread of the coronavirus (COVID-19) pandemic; new information concerning its transmission and severity; actions taken or that might be taken by governments, businesses or individuals to contain or reduce its repercussions and mitigate its economic implications; evolving macroeconomic factors, including general economic uncertainty, unemployment rates, and recessionary pressures; decreased consumer spending levels; reduction or changes in customer demand for the Company's products and services; the Company's ability to manufacture, sell and provide its products and services, including as a result of travel restrictions, closed borders, operating restrictions imposed on its facilities or reduced ability of its employees to continue to work efficiently; increased operating costs (whether as a results of changes to the Company's supply chain or increases in employee costs or otherwise); collectability of customer accounts; additional and prolonged devaluation of other countries' currencies relative to the dollar; the general impact of the pandemic on the Company's customers, employees, suppliers, vendors and other stakeholders; the Company's ability to realize the expected benefits of its cost containment and cost savings measures; outstanding debt and debt leverage ratio; shares repurchases; expected returns to stockholders; and the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items, including the Company's ability to raise and/or retire new debt and/or equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by Element Solutions with the Securities and Exchange Commission. Element Solutions undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Varun Gokarn
Senior Director, Strategy and Finance
Element Solutions Inc
1-561-406-8465
IR@elementsolutionsinc.com

Media Contact:
Liz Cohen
Managing Director
Kekst CNC
1-212-521-4845